                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Rite Aid Corporation(the
"Company") for the quarterly period ended May 31, 2003 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), Mary F.
Sammons, as Chief Executive Officer of the Company, and Christopher S. Hall, as
Chief Financial Officer of the Company, each hereby certifies, pursuant to 18
U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of
2002, that to the best of her/his knowledge:

                  (1) The Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Name:  Mary F. Sammons
Title: Chief Executive Officer
Date:  July 3, 2003

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Name:  Christopher S. Hall
Title: Chief Financial Officer
Date:  July 3, 2003

This certification accompanies the Report pursuant to ss. 906 of the
Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the
Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.